EXHIBIT 10.6


                                  EMPLOYMENT AGREEMENT

                         EMPLOYMENT AGREEMENT (this "Agreement") made
               and entered into as of the 9th day of May, 1997, by and among CTS Corporation, an Indiana corporation ("Parent"), Dynamics Corporation of America, a New York corporation (the "Company"), and Henry V. Kensing (the "Executive").

                         WHEREAS, Parent, a wholly owned subsidiary of
               Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 9, 1997, pursuant to which, among other things, the Company will be merged with and into Merger Sub as of the "Effective Time," as defined in the Merger Agreement;

                         WHEREAS, the Executive is currently serving as
               Vice President, General Counsel and Secretary of the Company, and the Boards of Directors of Parent and the Company ("Boards of Directors") desire to secure the continued employment of the Executive in accordance herewith;

                         WHEREAS, the Company is party to an employment
               agreement (the "Employment Agreement") with the Executive, effective as of February 1, 1996 and amended as of April 11, 1997;

                         WHEREAS, the Executive is willing to commit
               himself to be employed by the Company on the terms and conditions herein set forth and in lieu of the terms and conditions of the Employment Agreement; and

                         WHEREAS, the parties desire to enter into this
               Agreement as of the Effective Time, setting forth the terms and conditions for the employment relationship of the Executive with the Company;

                         NOW, THEREFORE, in consideration of the mutual
               premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                    1.  Operation of Agreement; Employment and Term.

                         (a)  This Agreement shall be effective and
               binding immediately upon its execution, but anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until the Effective Time occurs. Upon the occurrence of the Effective Time, without further action, this Agreement shall become immediately operative.

                         (b) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement.

                         (c)  Term.  The term of this Agreement (the
               "Term") shall commence on the date (the "Effective Date") on which the Effective Time occurs and shall continue until the fifth (5th) anniversary of the Effective Date.

                    2.  Duties and Powers of Executive.

                         (a) Position. For the period during which the Executive provides services to the Company (the "Employment Period"), the Executive shall serve in such office and have such authority, duties and responsibilities as specified in Exhibit A hereto. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to carry out his responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, as long as such activities do not materially interfere with the performance of his responsibilities with the Company in accordance with this Agreement.

                         (b) Board Membership. The Board of Directors of Parent shall propose each of Messrs. Lozyniak and Dorme for reelection to the Board of Directors of Parent throughout the Term, and shall continue each such person and Mr. Kensing as a member of the Board of Directors of the Company throughout the Term. The sole remedy for breach of this provision shall be the remedy set forth in
               Section 5(c) of this Agreement.

                         (c) Location. The Company's current office in Greenwich, Connecticut shall remain in operation for at least two (2) years following the Effective Date. The Executive's services shall be performed primarily at such current office, and in no event shall the Executive be required to perform services at a location more than 25 miles from the Company's current office, in each case, except for such reasonable travel obligations as are substantially consistent with the Executive's present travel obligations. Throughout the Employment Period, the Executive shall be provided with appropriate office space and secretarial services commensurate with his title and position.

                    3.  Compensation.

                         The Executive shall receive the following
               compensation for his services hereunder to the Company:

                         (a) Salary. During the Employment Period, the Executive's monthly base salary ("Base Salary") shall be $17,039, payable in accordance with the Company's general payroll practices as in effect from time to time.

                         (b)  Incentive Compensation.  During the
               Employment Period, the Executive shall be eligible to participate in Parent's short-term and long-term incentive compensation plans, including equity-based compensation plans, on a basis no less favorable than that of other senior executives of Parent.

                         (c)  Split-Dollar Policy.  Parent or the
               Company shall (i) during the Employment Period, continue to pay the annual premium, at the same annual rate and in the same month as paid by the Company in 1997, on the individual "split dollar" life insurance policy issued by the Security Mutual Life Insurance Company of New York and owned by the Executive or a trust created by the Executive ("Policy"), and (ii), notwithstanding the assignment of the Policy to the Company as collateral heretofore executed by the Executive ("Collateral Assignment"), not take any action to reduce the annual premium, borrow against the cash surrender value of the Policy or endanger in any way any benefit available to the Executive or the trustee or trustees of any such trust thereunder and shall not be entitled to be repaid to the extent of its interest in the Policy until the earlier of the death of the insured under the Policy or the surrender of the Policy by the Executive.

                         (d) Supplemental Retirement Income. In order to restore certain retirement income benefits which are not available to the Executive under the Retirement Plan for Employees of the Company ("Qualified Plan") by reason of section 401(a)(17), section 415 and section 401(a)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), Parent or the Company shall pay to the Executive supplemental retirement income ("Supplemental Retirement Income") commencing on his retirement date (normal, early, disabled or postponed) as defined in and under the Qualified Plan in an amount equal to the difference between (i) the monthly amount of the retirement income that would be payable to the Executive upon his retirement under the Qualified Plan, assuming that such plan continues in effect through the Executive's retirement date on terms no less favorable to Executive than the terms in effect on the date hereof, if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under section 401(a)(17) of the Code or to the limitations imposed by the application of section 415 of the Code, and assuming that the benefit described in section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of section 401(a)(4) of the Code, expressed as a single life annuity, and (ii) the monthly amount of retirement income payable to the Executive upon his retirement under the Qualified Plan and any similar plan maintained for Executive's benefit by Parent ("Parent's Plan") based on his compensation up to the said compensation limit and based on the limitations imposed by the application of section 415 of the Code, and the limitations imposed by the application of section 401(a)(4) of the Code to section 4.01(d) of the Qualified Plan and the applicable provision of Parent's Plan, expressed as a single life annuity. Such supplemental retirement income shall be paid to the Executive in cash by Parent or the Company, to the extent not so paid by the trustee ("Trustee") of the Trust (defined in paragraph (g) of this Section 3), as an Actuarial Equivalent single lump sum, as soon as practical following the Executive's retirement. "Actuarial Equivalent" shall mean the present value of a life annuity, assuming the retirement age is the Executive's age on his retirement date, which is the date benefits hereunder are calculated; the interest rate is the rate appearing in the table published in The Wall Street Journal entitled "Markets Diary" under the heading "Bond Buyer municipal", corresponding to 20-year Aaa bonds, and reflecting the rate for the first day of the month preceding the month in which the benefits hereunder are calculated; and mortality is determined under the 1983 Group Annuity Mortality Table.

                         (e)  Preretirement Death Benefit.  If the
               Executive dies while eligible for a retirement benefit under paragraph (d) of this Section 3 and prior to his retirement and/or the payment of such retirement benefit, the Executive's surviving spouse shall be entitled to receive a supplemental preretirement survivor benefit equal to the difference between (i) the monthly amount of retirement income to which the deceased Executive's spouse would have been entitled under the Qualified Plan if the Executive had retired on the day prior to his death having elected a 100% joint and survivor annuity option and if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under section 401(a)(17) of the Code or the limitations imposed by the application of section 415 of the Code, and assuming that the benefit described in
               Section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of section 401(a)(4) of the Code, and (ii) the monthly amount of retirement income to which the deceased Executive's spouse is entitled under the Qualified Plan based on his compensation up to the said compensation limit and based on the limitations imposed by the application of section 415 of the Code, and the limitations imposed by the application of section 401(a)(4) of the Code to Section 4.01(d) of the Qualified Plan. Such supplemental preretirement survivor benefit shall be paid to such surviving spouse in cash by Parent or the Company, to the extent not so paid by the Trustee, as an "Actuarial Equivalent" single lump sum, as above defined, as soon as practicable following the Executive's death.

                         (f)  Supplemental Savings Plan Income.  In
               order to restore benefits which are not available to the Executive under the Company's Employee Savings and Investment Plan ("401(k) Plan") by reason of the compensation limit under section 401(a)(17) of the Code, Parent or the Company shall pay to the Executive on his retirement date an amount ("Supplemental Savings Plan Income") equal to two percent (2%) of his annual base compensation in excess of $150,000 in calendar year 1997 and in each calendar year in the Employment Period in which his annual base compensation exceeds $150,000 (subject to indexation by the Internal Revenue Service), with interest at the annual rate of eight percent (8%) on such excess amount from and after December 31 of each such year. The aggregate of all such amounts and the interest thereon shall be paid, to the extent not so paid by the Trustee, to the Executive in cash by Parent or the Company in a lump sum as soon as practical following the Executive's retirement. If the Executive dies while eligible for a benefit under this paragraph (f) and prior to the payment of such benefit, the Executive's surviving spouse shall be entitled to receive in cash from Parent or the Company, to the extent not so received from the Trustee, as soon as practical following the Executive's death an amount equal to the amount the Executive would have received under this paragraph (f) if he had retired under the Qualified Plan on the day prior to his death.

                         (g)  Rabbi Trust.  Commencing no later than
               December 31, 1997 and continuing on or before each December 31 thereafter during the Employment Period, Parent or the Company shall contribute additional cash or other property to the trust established by the Company as of December 31, 1996 (the "Trust") sufficient to pay all of the supplemental retirement income, supplemental preretirement survivor benefits, and the other benefits to the Executive and his surviving spouse provided for in paragraphs (d), (e) and (f) of this Section 3, but no funds or assets of Parent or the Company shall be segregated or physically set aside with respect to its obligations under the benefit restoration plan set forth in this paragraph (g) in a manner which would cause said benefit restoration plan to be "funded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. Neither the Executive nor his surviving spouse shall have any interest in any specific asset of Parent or the Company as a result of this paragraph (g) and any rights to receive benefits hereunder shall be only the right of an unsecured general creditor of Parent or the Company. The Trust has been established in full compliance with IRS Revenue Procedure 92-64, and the Trustee shall continue to be the Bank of Boston Connecticut or another financial institution reasonably satisfactory to the Executive. Upon the last of Messrs. Lozyniak, Kensing and Dorme to receive payment from the Trustee, any funds remaining in the Trust shall be distributed pro rata in equal shares to such Executives or their surviving spouses or heirs.

                         (h) Postretirement Medical Coverage. For the period commencing on the date of the formal retirement of the Executive under the Qualified Plan or Parent's Plan and ending on the tenth anniversary thereof, or the earlier death of the Executive, the Executive and his wife, and their dependent children, if any, shall be entitled to enroll in an insured health and hospitalization plan or plans, including, without limitation, plans offered by health maintenance organizations, with benefits substantially equal to the benefits of the health and hospitalization plans of the Company in effect on the date of said retirement or, if earlier, on the date immediately prior to the date as of which such plans are terminated or amended adversely with respect to the Executive, and Parent or the Company shall pay to the Executive quarterly and in advance an amount in cash grossed up so as to be sufficient, after the payment by the Executive of all federal, state and local income and all other taxes due by reason of the receipt of said payment, if any, to pay when due the premiums for such insured coverage ("Postretirement Medical Coverage"); provided, however, that during all times in such period of the Executive's retirement as either the Executive or his wife shall be eligible for Medicare coverage, in lieu of such participation by the Executive or his wife, or both of them, as the case may be, in the insured health and hospitalization plans referred to above, Parent or the Company shall pay to the Executive quarterly and in advance an amount in cash grossed up so as to be sufficient, after the payment by the Executive of all federal, state and local income and all other taxes due by reason of the receipt of said payment, if any, to pay when due the annual premiums for Medigap supplementary coverage for the Executive and/or his wife with an insurance carrier selected by the Executive or his wife, with the extent of such coverage to be as provided in Standard Plan J of the National Association of Insurance Commissioners ("NAIC") or in the NAIC Standard Plan hereafter adopted which provides the most extensive benefit coverage at the time of the payment to the Executive provided for under this Section 3(h). For purposes of this Section 3(h), the amount of any required gross up shall be calculated by utilizing the highest tax rate for federal income tax in effect at the time of calculation, and 5% for state and local income taxes, and the then current rate for Federal Insurance Contributions Act taxes for both the Executive's share and the Company's share of such taxes. In the event that the Executive dies within said ten (10) year period, his wife shall continue to be entitled to said payments for a period of six (6) months from the date of death of the Executive.

                         (i)  Other Matters.  The provisions of this
               Section 3 which take effect upon the termination of the Employment Period, the expiration of the Term or the formal retirement of the Executive under the Qualified Plan shall survive such events and shall not be affected by any Change in Control or the consummation of the transactions contemplated by the Merger Agreement. The parties agree that, notwithstanding any other provision of this Employment Agreement, the Executive shall not be entitled to retire under the Qualified Plan during the Employment Period unless the Board of Directors of the Company consents to such retirement, except that the Executive may so retire without such consent upon expiration of the Term or termination of the Employment Period.

                         (j)  Other Benefits.  During the Employment
               Period, the Executive shall be eligible to participate in all other savings, retirement, welfare (including without limitation medical, dental, hospitalization and life insurance) and fringe benefit plans, practices, policies and programs on a basis no less favorable to the Executive than in effect on the date hereof. During the Employment Period, Parent or the Company shall make available to the Executive, at its cost and expense, an automobile on a basis substantially similar to that in effect on the date hereof.

                    4.   Expenses.  Parent or the Company shall
               reimburse the Executive for all reasonable expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board of Directors of the Company.

                    5.  Termination of Employment.

                         (a) Death; Disability. The Employment Period shall terminate automatically upon the Executive's death or Disability during such period, in which case the Executive shall be entitled to the payments and benefits set forth in Section 6(a) of this Agreement. For purposes of this Agreement, "Disability" shall be deemed to occur if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination (as defined in paragraph (e) of this Section 5) for Disability and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of his duties.

                         (b) By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause, in which case the Executive shall be entitled to the payments and benefits set forth in Section 6(b) of this Agreement. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to paragraph (f) of this
               Section 5) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company, which demand specifically identifies the manner in which such Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to Parent or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board of Directors of Parent by clear and convincing evidence that Cause exists.

                         (c)  By the Executive for Good Reason.  The
               Executive may terminate his employment during the Employment Period for Good Reason (unless Cause exists), in which case the Executive shall be entitled to the payments and benefits set forth in Section 6(a) of this Agreement. For purposes of this Agreement, "Good Reason" shall mean (i) the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement (including without limitation a breach of Section 2(b) or 2(c) of this Agreement) by the Company that has not been fully cured within ten (10) days after written notice thereof has been given by the Executive to the Company, or (ii) any reason, at the Executive's discretion, during the three-month period following (A) the closing of the Greenwich office following the second anniversary of the Effective Date or (B) the occurrence of a "Change in Control," as defined in paragraph (d) of this Section 5.

                         (d)   Definition of Change in Control.  A
               "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent (not including in the securities beneficially owned by such Person any securities acquired directly from Parent or its affiliates) representing 25% or more of the combined voting power of Parent's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph
                    (III) below; or

                    (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Parent) whose appointment or election by the Board or nomination for election by Parent's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III)  there is consummated a merger or
                    consolidation of Parent or any direct or indirect subsidiary of Parent with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Parent outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of Parent or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Parent (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent (not including in the securities Beneficially Owned by such Person any securities acquired directly from Parent or its Affiliates) representing 25% or more of the combined voting power of Parent's then outstanding securities; or

                    (IV) the stockholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement for the sale or disposition by Parent of all or substantially all of Parent's assets, other than a sale or disposition by Parent of all or substantially all of Parent's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of Parent in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               For purposes of this Section 5(d): "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Parent or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Parent or any of its "affiliates," within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of stock of Parent.

                         (e) By the Company Other Than for Cause or by the Executive without Good Reason. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than for Cause, in which case the Executive shall be entitled to the payments and benefits set forth in Section 6(a) of this Agreement, and the Executive may terminate his employment other than for Good Reason (as defined in paragraph (c) of this Section 5), in which case the Executive shall be entitled to the payments and benefits set forth in Section 6(b) of this Agreement.

                         (f) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in paragraph (f) of this Section
               5) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board of Directors of Parent (excluding the Executive if the Executive is then a member of such Board) at a meeting of such Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before such Board) finding that, in the good faith opinion of such Board, the Executive was guilty of conduct set forth in clause
               (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                         (g)  Date of Termination.  "Date of
               Termination" means (i) if the Executive's employment is terminated by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company, the date on which the Company notifies the Executive of such termination (except in the event of a termination for Cause), (iii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (iv) if the Executive's employment is terminated by reason of death, the date of death.

                    6.  Obligations of Parent or the Company Upon
               Termination.

                         (a) Termination for Good Reason or Other Than for Cause. If the Executive shall terminate his employment for Good Reason or the Company shall terminate the Executive's employment for any reason other than Cause, including Disability, or if such employment shall be terminated by reason of death, the Executive shall be entitled to the following benefits:

                              (i)  Parent or the Company shall pay
                    to the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (B) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay and (C) any other amounts due the Executive as of the Date of Termination, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligation"). The amounts specified in this
                    Section 6(a)(i) shall be paid within thirty
                    (30) days after the Date of Termination; and

                              (ii)  in lieu of any severance
                    benefit otherwise payable to the Executive,

                    (A) if the Executive shall terminate his employment for Good Reason or the Company shall terminate the Executive's employment for any reason other than Disability or Cause, Parent or the Company shall pay the Executive a lump sum amount, in cash, within five days following the Date of Termination, equal to three and one-third (3 1/3) times the sum of (1) twelve (12) times Base Salary, and (2) $139,500, which is equal to the largest aggregate amount earned by the Executive as stock and cash bonuses for any of the five fiscal years preceding that in which the Effective Date occurs;

                    (B) if the termination of the Executive's employment is by reason of death or Disability, or, if the Executive so elects, in lieu of the payments described in paragraph (A) of this Section 6(ii), Parent or the Company shall continue to pay the Executive (or, in the event of his death, his legal representative) for the remainder of the Term (1) the Base Salary as in effect immediately prior to the Date of Termination, in accordance with the Company's general payroll practices, and (2) for each full twelve-month period remaining in the Term, the highest annual aggregate cash and stock bonuses earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Parent or Company in respect of any of the five fiscal years of the Parent or Company ending immediately prior to the fiscal year in which occurs the Date of Termination, payable in accordance with the Company's practices with respect to the payment of bonuses; and

                    (C) if the Executive's employment is terminated by reason of death and if his wife shall survive him, Parent or the Company shall pay to his wife the sum of $50,000 per year, payable semi-monthly, during the period commencing on the expiration of the Term and ending on the tenth anniversary of date of the death of the Executive or such earlier date of the death of his wife; and

                    (D) if the Executive's employment is terminated by reason of Disability and the Executive has not attained the age of 65 at the expiration of the Term, then Parent or the Company shall pay him 40% of Base Salary, payable semi-monthly, until the date on which he attains the age of 65; and

                              (iii)  Parent or the Company shall
                    pay in a single lump sum to Security Mutual
                    Life Insurance Company of New York, to be held in a side fund in escrow by said carrier to pay when due (or, at the option of the Executive, to prepay) the annual premiums on the Policy, an amount equal to ten (10) times the amount of the last annual premium payment on the Policy made prior to the date of termination, and Parent and the Company shall forfeit all rights under the Collateral Assignment to be repaid the aggregate amount of all premiums paid on the Policy prior to, on or after the Date of Termination, and shall release and waive all rights under the Collateral Assignment, shall not endanger in any way any benefit available to the Executive under the Policy and shall not be entitled to any further rights or interest in the Policy; and

                              (iv)  the Executive shall be entitled to
                    retire under the Qualified Plan and shall immediately thereafter become entitled to payment of his Supplemental Retirement Income and Supplemental Savings Plan Income and shall be entitled to Postretirement Medical Coverage; and

                              (v)  for the remainder of the Term, Parent
                    or the Company shall arrange to provide the Executive and his dependents life and disability insurance benefits substantially similar to those provided to the Executive and his dependents as of the date hereof, at no greater cost to the Executive than the cost to the Executive immediately prior to the Date of Termination.

                         (b)  Termination for Other Reason.  If the
               Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, death or Disability, neither Parent nor the Company shall have any further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligation and any postemployment benefits to which the Executive is entitled under the terms of Parent's or the Company's employee benefit plans.

                         (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                         (d) Legal Fees. Parent or the Company shall also pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as is reasonable.

                         (e) Gross-Up.  If any of the payments or
               benefits received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Parent or the Company, any Person (as defined in Section 5(d) of this Agreement) whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment (as defined below), being hereinafter referred to as the "Total Payments") will be subject to the excise tax imposed under section 4999 of the Code ("Excise Tax"), Parent or the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                         For purposes of determining whether any of the
               Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the date hereof, the Company's independent auditor, or in the event of a Change in Control, was, immediately prior to the Change in Control, Parent's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the "Base Amount," as defined in section 280G(b)(3) of the Code, allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                         In the event that the Excise Tax is finally
               determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to Parent or the Company, as the case may be, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Parent or the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive, Parent and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                    7.  Full Settlement; Mitigation.

                         Parent's and the Company's obligation to make
               the payments provided for in this Agreement and otherwise to perform their obligations hereunder shall not be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which Parent or the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                    8.  Confidential Information.

                         The Executive shall hold in a fiduciary
               capacity for the benefit of Parent and the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses which shall have been obtained by the Executive during his employment by the Company or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of Parent or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Parent and those designated by it.

                    9.  Successors.

                         (a) Assignment by Executive. This Agreement is personal to the Executive and, without the prior written consent of Parent or the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                         (b)  Successors and Assigns.  This Agreement
               shall inure to the benefit of and be binding upon Parent and the Company, and their respective successors and assigns.

                         (c) Assumption. Parent or the Company, as the case may be, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets thereof to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Parent or the Company, as the case may be, would be required to perform this Agreement if no such succession had taken place. In the event of the liquidation of the Company, the Executive shall be an employee of Parent and Parent shall be solely liable for all obligations of the Company hereunder. As used in this Agreement, Parent and the "Company" shall mean Parent and the Company, respectively, as hereinbefore defined and any successor to their businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

                    10.  Miscellaneous.

                         (a)  Governing Law.  This Agreement shall be
               governed by and construed in accordance with the laws of New York, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of its respective Board of Directors (or a committee thereof), as the case may be, shall have authority on behalf of Parent or the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or take any other action in respect thereto.

                         (b)  Notices.  All notices and other
               communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed, in the case of Parent, to Parent's headquarters, in the case of the Company, to the Company's headquarters and, in the case of the Executive, to the address on the signature page of this Agreement or, in either case, to such other address as any party shall have subsequently furnished to the other parties in writing. Notice and communications shall be effective when actually received by the addressee.

                         (c)  Severability.  The invalidity or
               unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                         (d) Taxes. The Company may withhold from any amounts due and payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                         (e) No Waiver. Any party's failure to insist upon strict compliance with any provision hereof or the failure to assert any right such party may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                         (f)  Entire Agreement; Survival.  This
               Agreement entered into as of the date hereof among Parent, the Company and the Executive contains the entire agreement of the Executive, Parent and the Company or their respective predecessors or subsidiaries with respect to the subject matter of the Agreement, and all promises, representations, understandings, arrangements and prior agreements, including without limitation the Employment Agreement, are merged into, and superseded by, the Agreement. Any provision hereof which by its terms applies in whole or part after a termination of the Executive's employment hereunder shall survive such termination.

                         IN WITNESS WHEREOF, the Executive has executed
               this Agreement and, pursuant to due authorization from its Board of Directors, each of Parent and the Company has caused this Agreement to be executed, as of the day and year first above written.

                                   CTS CORPORATION

                                   By    /s/ Joseph P. Walker
                                     -----------------------------------
                                   Name:     Joseph P. Walker
                                   Title:    Chairman, President and
                                             Chief Executive Officer


                                   DYNAMICS CORPORATION OF AMERICA

                                   By    /s/ Andrew Lozyniak
                                     -----------------------------------
                                   Name:     Andrew Lozyniak
                                   Title:    President


                                   /s/ Henry V. Kensing
                                   -------------------------------------
                                   HENRY V. KENSING

                                   Address:  60 Orchard Road
                                             Mount Kisco, NY  10549




                                       EXHIBIT A

                                    HENRY V. KENSING

                         Mr. Kensing will be the Vice President, General
               Counsel and Secretary of the Company and in connection therewith will have such duties, responsibilities and authority as are customarily incident to the principal legal officer of a corporation that is a wholly owned U.S. subsidiary of a publicly traded U.S. company, subject to the oversight of the Chief Executive Officer of the Company and the Board of Directors of the Company. Mr. Kensing will report to the Chief Executive Officer of the Company and consult with, and coordinate the discharge of his activities with, the General Counsel of Parent.